Exhibit 99.3

PERKINELMER, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS FOR

PERKINELMER, INC. AND CALIPER LIFE SCIENCES, INC.

(Unaudited)

(amounts in thousands, unless otherwise noted)

PerkinElmer, Inc. and its subsidiaries are referred to herein collectively as the “Company”.

The unaudited pro forma condensed combined financial information for the year ended January 2, 2011 and the nine months ended October 2, 2011 are based on the historical financial statements of the Company and Caliper after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. Therefore, this financial information should be read in conjunction with the historical financial statements and the accompanying disclosures of the Company for the year ended January 2, 2011 and the quarters ended April 3, 2011, July 3, 2011 and October 2, 2011, and of Caliper for the year ended December 31, 2010 and the quarters ended March 30, 2011, June 30, 2011 and September 30, 2011.

The unaudited pro forma condensed combined statements of operations for the year ended January 2, 2011 and the nine months ended October 2, 2011 are presented as if the acquisition had occurred on January 4, 2010. The unaudited pro forma condensed combined balance sheet as of October 2, 2011 is presented as if the acquisition had occurred on October 2, 2011. The pro forma adjustments give effect to the events that are directly attributable to the transaction and are expected to have a material and continuing impact on the financial results of the combined companies. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.

The Caliper acquisition occurred less than 75 days ago, and accordingly the Company is still in the process of valuing the assets acquired and liabilities assumed. The allocation of the purchase price is preliminary and subject to change. Adjustments may be made to the values of the acquired assets and liabilities as additional information is obtained about the facts and circumstances that existed at the valuation date. The differences that may occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

Assumptions underlying the pro forma adjustments are described in the accompanying notes. The Company has prepared the unaudited pro forma condensed combined financial information for illustrative purposes only. It has been prepared in accordance with the regulations of the Securities and Exchange Commission and is not necessarily indicative of what the results of operations actually would have been had the Company completed the Caliper acquisition at the beginning of fiscal year 2010, nor does it purport to project the future operating results of the combined company. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined operations.

PERKINELMER, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JANUARY 2, 2011

(Unaudited)

	Historical, as reported
	PerkinElmer	Caliper	Pro forma Adjustments		Pro forma Combined
	(In thousands, except share and per share data)
Sales	$1,704,346	$123,696	$(6,607	) (f)	$1,821,435
Cost of sales	945,715	59,542	27,077	(i), (j), (k), (l)	1,032,334
Selling, general and administrative expenses	490,658	45,318	17,688	(i), (j), (l)	553,664
Research and development expenses	95,409	17,951	507	(j), (l)	113,867
Amortization of intangible assets	—	4,826	(4,826	) (i)	—
Restructuring and lease charges, net	18,963	2,103	—		21,066

Operating income from continuing operations	153,601	(6,044)	(47,053)		100,504
Interest and other (income) expense, net	(8,383)	(10,692)	25,566	(h)	6,491

Income from continuing operations before income taxes	161,984	4,648	(72,619)		94,013
Provision for (benefit from) income taxes	26,062	372	(28,126)	(o)	(1,692)

Net income from continuing operations	$135,922	$4,276	$(44,493)		$95,705

Basic earnings per share:
Continuing operations	$1.16				$0.82

Diluted earnings per share:
Continuing operations	$1.15				$0.81

Weighted average shares of common stock outstanding:
Basic	117,109				117,109
Diluted	117,982				117,982

The notes are an integral part of the unaudited pro forma condensed combined financial statements.

PERKINELMER, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED OCTOBER 2, 2011

(Unaudited)

	Historical, as reported
	PerkinElmer	Caliper	Pro forma Adjustments		Pro forma Combined
	(In thousands, except share and per share data)
Sales	$1,381,095	$111,109	$(903	) (f)	$1,491,301
Cost of sales	772,322	52,992	13,645	(i), (j), (l)	838,959
Selling, general and administrative expenses	409,677	40,336	12,145	(i), (j), (l), (m)	462,158
Research and development expenses	84,716	16,484	379	(j), (l)	101,579
Amortization of intangible assets	—	5,386	(5,386	) (i)	—
Restructuring and lease charges, net	3,340	2,257	—		5,597

Operating income from continuing operations	111,040	(6,346)	(21,686)		83,008
Interest and other expense (income), net	13,943	(22)	19,145	(h)	33,066

Income from continuing operations before income taxes	97,097	(6,324)	(40,831)		49,942
Provision for income taxes	16,603	291	(16,099	) (o)	795

Net income from continuing operations	$80,494	$(6,615)	$(24,732)		$49,147

Basic earnings per share:
Continuing operations	$0.71				$0.43

Diluted earnings per share:
Continuing operations	$0.71				$0.43

Weighted average shares of common stock outstanding:
Basic	113,065				113,065
Diluted	114,063				114,063

The notes are an integral part of the unaudited pro forma condensed combined financial statements.

PERKINELMER, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF OCTOBER 2, 2011

(Unaudited)

	Historical, as reported
	PerkinElmer	Caliper	Pro forma Adjustments		Pro forma Combined
	(In thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$248,102	$47,307	$(149,457	) (a)	$145,952
Accounts receivable, net	359,672	24,328	—		384,000
Inventories, net	228,549	16,998	8,434	(c)	253,981
Other current assets	93,296	3,566	27,218	(n)	124,080
Current assets of discontinued operations	206	—	—		206

Total current assets	929,825	92,199	(113,805)		908,219

Property, plant and equipment, net:
At cost	441,726	34,975	(20,225	) (d)	456,476
Accumulated depreciation	(275,868)	(25,420)	25,420	(d)	(275,868)

Property, plant and equipment, net	165,858	9,555	5,195		180,608

Marketable securities and investments	1,023	—	—		1,023
Intangible assets, net	512,277	22,410	154,790	(e)	689,477
Goodwill	1,758,405	27,958	319,082	(a), (b), (c), (d), (e), (f), (g), (n)	2,105,445
Other assets, net	34,550	570	3,250	(p)	38,370

Total assets	$3,401,938	$152,692	$368,512		$3,923,142

Current liabilities:
Short-term debt	$358,000	$—	$—		$358,000
Accounts payable	150,813	7,293	—		158,106
Accrued restructuring and integration costs	13,079	1,528	—		14,607
Accrued expenses	352,518	34,779	8,770	(f), (m)	396,067
Current liabilities of discontinued operations	1,547	—	—		1,547

Total current liabilities	875,957	43,600	8,770		928,327

Long-term debt	150,000	—	496,860	(a)	646,860
Long-term liabilities	430,841	10,807	(28,823	) (g), (n)	412,825

Total liabilities	1,456,798	54,407	476,807		1,988,012

Commitments and contingencies (see Note 18)
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	113,085	55	(55	) (b)	113,085
Capital in excess of par value	160,003	410,622	(410,622	) (b)	160,003
Retained earnings	1,703,277	(312,976)	302,966	(b), (m)	1,693,267
Accumulated other comprehensive loss	(31,225)	584	(584	) (b)	(31,225)

Total stockholders’ equity	1,945,140	98,285	(108,295)		1,935,130

Total liabilities and stockholders’ equity	$3,401,938	$152,692	$368,512		$3,923,142

The notes are an integral part of the unaudited pro forma condensed combined financial statements.

PERKINELMER, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS FOR

PERKINELMER, INC. AND CALIPER LIFE SCIENCES, INC.

(Unaudited)

(amounts in thousands, unless otherwise noted)

Note 1:	Description of Transaction

On November 7, 2011, PerkinElmer, Inc. (the “Company”) announced that it had completed its acquisition of Caliper Life Sciences, Inc. (“Caliper”) for total consideration of $646.3 million in cash. The purchase price was funded by the issuance of $496.9 million of debt, net of original issue discount of $3.1 million, and available cash on hand. The results of Caliper have been included in the Company’s consolidated financial statements since the date of acquisition.

Note 2:	Basis of Presentation

PerkinElmer, Inc. and its subsidiaries are referred to herein collectively as the “Company”.

The unaudited pro forma condensed combined financial information for the year ended January 2, 2011 and the nine months ended October 2, 2011 are based on the historical financial statements of the Company and Caliper after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. Therefore, this financial information should be read in conjunction with the historical financial statements and the accompanying disclosures of the Company for the year ended January 2, 2011 and the quarters ended April 3, 2011, July 3, 2011 and October 2, 2011, and of Caliper for the year ended December 31, 2010 and the quarters ended March 30, 2011, June 30, 2011 and September 30, 2011.

The Company and Caliper have different fiscal quarter and year ends. The Company’s fiscal year ends on the Sunday nearest December 31. The Company reports fiscal years under a 52/53 week format. Under this method, certain years will contain 53 weeks. The fiscal year ended January 2, 2011 included 52 weeks. Caliper’s fiscal year always ends on December 31, and its fiscal quarters always end on the calendar quarter end. Accordingly, the unaudited pro forma condensed combined financial information for the fiscal year ended January 2, 2011 combines the historical results of (i) the Company for the fiscal year January 4, 2010 through January 2, 2011 and (ii) Caliper for the fiscal year January 1, 2010 through December 31, 2010. In addition, the unaudited pro forma condensed combined financial information for the fiscal nine months ended October 2, 2011 combines the unaudited historical results of (i) the Company for the period from January 3, 2011 through October 2, 2011 and (ii) Caliper for the period from January 1, 2011 through September 30, 2011. The difference in fiscal periods for the Company and Caliper is considered to be insignificant and no related adjustments have been made in the preparation of this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the year ended January 2, 2011 and the nine months ended October 2, 2011 are presented as if the acquisition had occurred on January 4, 2010. The unaudited pro forma condensed combined balance sheet as of October 2, 2011 is presented as if the acquisition had occurred on October 2, 2011. The pro forma adjustments give effect to the events that are directly attributable to the transaction and are expected to have a material and continuing impact on the financial results of the combined companies. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.

The following table summarizes the Company’s pro forma purchase price allocation which includes the estimated fair values of the assets acquired, including goodwill and intangible assets, and liabilities assumed as if the acquisition had occurred as of the pro forma balance sheet date. The purchase price allocation presented is for illustrative purposes only and these amounts are not intended to represent or be indicative of the purchase price allocation that would have been reported had the Caliper acquisition been completed as of the pro forma balance sheet date. In addition, the pro forma purchase price allocation is preliminary and may differ significantly from the final valuation of net tangible and intangible assets acquired.

$000,000
Caliper (Preliminary)
(In thousands)
Fair value of business combination:
Cash payments	$646,317
Less: cash acquired	(47,307)

Total	$599,010

Identifiable assets acquired and liabilities assumed:
Current assets	$53,326
Property, plant and equipment	14,750
Identifiable intangible assets	177,200
Goodwill	347,040
Other assets	570
Deferred taxes	47,360
Liabilities assumed	(41,236)

Total	$599,010

The Caliper acquisition occurred less than 75 days ago, and accordingly the Company is still in the process of valuing the assets acquired and liabilities assumed. The allocation of the purchase price is preliminary and subject to change. Adjustments may be made to the values of the acquired assets and liabilities as additional information is obtained about the facts and circumstances that existed at the valuation date. The differences that may occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The Company has prepared the unaudited pro forma condensed combined financial information for illustrative purposes only. It has been prepared in accordance with the regulations of the Securities and Exchange Commission and is not necessarily indicative of what the results of operations actually would have been had the Company completed the Caliper acquisition at the beginning of fiscal year 2010, nor does it purport to project the future operating results of the combined company. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined operations.

Note 3:	Accounting Policies

The Company is still in the process of evaluating Caliper’s accounting policies. As a result of this review, it may become necessary to conform accounting policies for the combined entity. The unaudited pro forma condensed combined financial information does not assume adjustments for any remaining differences in accounting policies.

Note 4:	Pro Forma Adjustments

The unaudited pro forma condensed combined statements of operations for the year ended January 2, 2011 and nine months ended October 2, 2011 and the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of October 2, 2011 are as follows:

(a)	To record the purchase price of $646.3 million. The purchase price was funded by the issuance of $496.9 million of debt, net of original issue discount of $3.1 million, and available cash on hand of $149.5 million. The debt matures in November 2021 and bears interest at an annual rate of 5%.

(b)	To eliminate Caliper’s historical stockholder’s equity of $98.3 million.

(c)	To adjust inventory acquired to the preliminary estimated fair value.

(d)	To adjust property, plant , and equipment acquired to the preliminary estimated fair value.

(e)	To adjust intangible assets acquired to the preliminary estimated fair value. Approximate amounts of significant intangible assets acquired and estimated useful lives include developed technology of $70.0 million (5 years), backlog of $2.5 million (1 year), customer contracts and licenses of $14.5 million (6 years), customer relationships of $76.0 million (7 years), and trade names and trademarks of $14.2 million (7 years). The total preliminary intangible asset balance included above of $177.2 million is represented by the $154.8 million pro forma adjustment and $22.4 million included on the Caliper historical balance sheet.

Amortization expense is calculated utilizing the accelerated method and is expensed over a average period ranging from 1 to 7 years (expected useful lives). The expected amortization for fiscal years 2012 through 2016 is $34.5 million, $33.9 million, $31.7 million, $22.7 million, and $16.3 million, respectively.

(f)	To adjust deferred revenue and the related deferred cost of revenue by $8.5 million to the preliminary estimated fair value of $8.8 million in the balance sheet as of October 2, 2011, representing the performance obligations under Caliper’s existing contracts. To record the impact of the preliminary deferred revenue fair adjustment as a reduction of sales of $6.6 million and $0.9 million for the year ended January 2, 2011 and the nine months ended October 2, 2011, respectively.

(g)	To adjust deferred rent acquired to the preliminary estimated fair value of $4.7 million.

(h)	To record the estimated increase in interest expense due to the assumed debt for the acquisition and related amortization of debt issuance costs and the original issue discount.

(i)	For the twelve months ended January 2, 2011 represents the estimated amortization of acquired intangibles ($17.2 million recorded in cost of sales and $17.2 million recorded in selling, general, and administrative expenses), and the reversal of Caliper’s previously recorded intangible asset amortization of $4.8 million.

For the nine months ended October 2, 2011 represents the estimated amortization of acquired intangibles ($12.6 million recorded in cost of sales and $12.7 million recorded in selling, general, and administrative expenses), and the reversal of Caliper’s previously recorded intangible asset amortization of $5.4 million.

(j)	For the twelve months ended January 2, 2011 represents the additional depreciation expense on property, plant and equipment as a result of the fair value adjustment at acquisition ($1.0 million recorded in cost of sales and $0.2 million recorded in selling, general, and administrative expenses, and $0.3 million recorded in research and development).

For the nine months ended October 2, 2011 represents the additional depreciation expense on property, plant and equipment as a result of the fair value adjustment at acquisition ($0.7 million recorded in cost of sales and $0.1 million recorded in selling, general, and administrative expenses, and $0.2 million recorded in research and development).

(k)	To record the additional cost of goods sold expense of $8.4 million for inventory sold as a result of the fair value adjustment at acquisition.

(l)	For the twelve months ended January 2, 2011 represents the additional rent expense as a result of the fair value adjustment to deferred rent at acquisition ($0.5 million recorded in cost of sales and $0.3 million recorded in selling, general, and administrative expenses, and $0.2 million recorded in research and development).

For the nine months ended October 2, 2011 represents the additional rent expense as a result of the fair value adjustment to deferred rent at acquisition ($0.3 million recorded in cost of sales and $0.2 million recorded in selling, general, and administrative expenses, and $0.2 million recorded in research and development).

(m)	To eliminate transaction costs incurred as a result of the acquisition recorded within the statement of operations for the nine months ended October 2, 2011 ($0.9 million recorded as a reduction to selling, general and administrative expenses), and to record the transaction costs incurred as a result of the acquisition in the balance sheet as of October 2, 2011 ($17.2 million included in accrued expenses and other current liabilities and $10.0 million in retained earnings, net of tax, for impact of recording transaction and debt issuance costs).

(n)	To record the estimated tax impact of the acquisition, primarily the reversal of the valuation allowance against deferred tax assets offset by the deferred tax liability established in connection with the acquired identifiable intangible assets ($27.2 million is included in other current assets and $24.1 million is included in long-term liabilities). The Caliper deferred tax asset related to net operating loss carryforwards represents the anticipated future United States federal income tax benefit of Caliper’s estimated utilizable United States federal loss carryforwards of $245.0 million.

(o)	Income tax impact on pro forma adjustments above.

(p)	To record the capitalization of debt issuance costs of $3.3 million.